EXHIBIT 23(C)


JOHN T. BOYD COMPANY

          MINING AND
          GEOLOGICAL
          CONSULTANTS



                            CONSENT


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 about to be filed with the Securities and Exchange Commission, registering shares of Consolidated Natural Gas Company's Common Stock for issuance in connection with its Dividend Reinvestment Plan of our estimates of company-owned raw coal reserves included in Consolidated Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to any reference to us under the heading "EXPERTS" in such Prospectus and in Part II of the Registration Statement and to the filing of this Consent as an exhibit to the Registration Statement.

We further wish to advise that we were not employed on a contingent basis and that at the time of the preparation of our report, as well as at present, neither John T. Boyd Company nor any of its employees had, or now has, a substantial interest in Consolidated Natural Gas Company, or any of its subsidiaries, as a holder of its securities, promoter, underwriter, voting trustee, director, officer, or employee of the registrant, Consolidated Natural Gas Company.


                                  JOHN T. BOYD COMPANY




                                  James W. Boyd
                                  President